Exhibit 10.28
TEMPLE-INLAND INC.
NONQUALIFIED STOCK OPTION AGREEMENT
     This Agreement is entered into between TEMPLE-INLAND INC., a Delaware corporation (“Temple-Inland”) and the Employee named above, and is an integral and inseparable term of Employee’s employment as a salaried employee of Temple-Inland or one of its Affiliates. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Temple-Inland and the Employee hereby agree as follows:
1.	Grant of Option. Pursuant to, and subject to the terms and conditions set forth in the Plan, Temple-Inland hereby irrevocably grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the option to purchase all or any part of the above stated number of shares of the Common Stock at the above stated price on the terms and conditions herein set forth (the “Option”). The Option is a Nonstatutory Stock Option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.	Governing Documents. This Agreement and the award hereunder is subject to all the restrictions, terms and provisions of the Temple-Inland Inc. 2008 Incentive Plan (the “Plan”) and of the Temple-Inland Inc. Stock Option Terms and Conditions dated February 1, 2008 (the “Terms and Conditions”; and together with the Plan, the “Plan Documents”) which are herein incorporated by reference and to the terms of which the Employee hereby agrees. Capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan Documents.
3.	Exercise of Option. The Option shall become exercisable in installments on and after each “Date Exercisable” as stated above. The Option may be exercised in whole, at any time, or in part, from time to time, as to all or any of the shares as to which the Option is then exercisable under the Option (provided that the Option may not be exercised as to less than the lesser of 100 shares or the number of shares as to which the Option is then exercisable). The term of the Option shall commence on the Date of Grant and shall expire on the Expiration Date stated above or such earlier date as is prescribed in the Plan Documents. Except as otherwise provided in the Plan Documents, the Option shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of Temple-Inland or one of its Affiliates. The Option may be exercised only upon notice to Temple-Inland and payment of the Exercise Price and tax withholding in the manner set forth in the Plan Documents.
4.	No Stockholder Rights. The Employee shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares shall have been transferred to the Employee upon the exercise of the Option.
5.	Employment Requirement. The Employee agrees that the Employee will remain in the employ of Temple-Inland or of an Affiliate for a period ending on one year from the date hereof and that the Employee will, during such employment, devote his or her time, energy and skill to the service of Temple-Inland or such Affiliate and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of Temple-Inland or such Affiliate. Notwithstanding the foregoing, if the Employee has been granted one or more options under the Plan or the Temple-Inland Inc. 2003 Stock Incentive Plan, the period of time during which the Employee shall be obligated to remain in the employ of Temple-Inland or of an Affiliate hereunder and under the terms of such other option agreement or agreements shall run concurrently and not consecutively. Such employment shall be at the pleasure of Temple-Inland or such Affiliate and shall be at such compensation as Temple-Inland or such Affiliate shall determine from time to time. Upon termination of the Employee’s employment (voluntary or involuntary, with or without cause) within the one (1) year period described above without the written consent of Temple-Inland or such Affiliate to waive this requirement, the Option shall forthwith terminate.
6.	Arbitration. The Employee and Temple-Inland agree that this Agreement arises out of, and is inseparable from, the Employee’s employment with Temple-Inland or any of its Affiliates. The Employee and Temple-Inland further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Employee or Temple-Inland, arising out of, related to, or connected with Employee’s employment with, or termination by, Temple-Inland or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between the Employee and Temple-Inland or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
7.	Stockholder Approval. The Option granted hereby is granted subject to approval of the Plan at Temple-Inland’s first annual stockholders meeting following the date of this Agreement, and if the Plan is not so approved by Temple-Inland’s stockholders at such stockholders meeting, the Option shall be immediately cancelled and shall be void ab initio.
8.	Miscellaneous. The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan Documents. This Agreement shall be binding upon and inure to the benefit of Temple-Inland and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. By signing this Agreement, the Employee acknowledges and expressly agrees that the Employee has read the Agreement and the Plan Documents and agrees to their terms. This Agreement may be executed by Temple-Inland and the Employee by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. The Employee acknowledges and agrees that clicking “I Accept” on the Company’s online grant acceptance screen has the effect of affixing the Employee’s electronic signature to this Agreement. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.

TEMPLE-INLAND INC.
STOCK OPTION TERMS AND CONDITIONS
FEBRUARY 1, 2008
1. Definitions: For purposes of this Temple-Inland Inc. Stock Option Terms and Conditions (the “Terms and Conditions”), the Temple Inland Inc. 2008 Incentive Plan (the “Plan”; and together with the Terms and Conditions, the “Plan Documents”), and the Options to which this Terms and Conditions applies, the following terms shall have the meanings set forth below:
a.	Change in Control:
i.	A change in control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Temple-Inland (not including in the securities beneficially owned by such Person any securities acquired directly from Temple-Inland or its Affiliates) representing 20% or more of the combined voting power of Temple-Inland’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Temple-Inland) whose appointment or election by the Board or nomination for election by Temple-Inland’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(3)	there is consummated a merger, consolidation of Temple-Inland or any direct or indirect subsidiary of Temple-Inland with any other corporation or any recapitalization of Temple-Inland (for purposes of this paragraph (III), a “Business Event”) unless, immediately following such Business Event (a) the directors of Temple-Inland immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Temple-Inland, the surviving entity or any parent thereof, (b) the voting securities of Temple-Inland outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Temple-Inland or any subsidiary of Temple-Inland, at least 60% of the combined voting power of the securities of Temple-Inland or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Temple-Inland or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Temple-Inland or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Temple-Inland or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of Temple-Inland approve a plan of complete liquidation or dissolution of Temple-Inland;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Temple-Inland of substantially all of Temple-Inland’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Temple-Inland in substantially the same proportions as their ownership of Temple-Inland immediately prior to such sale or disposition or (b) the distribution directly to Temple-Inland’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Temple-Inland that represent substantially all of Temple-Inland’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Temple-Inland immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Temple-Inland as constituted immediately prior to such transaction or series of transactions.
ii.	For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Effective Date” means the Date of Grant of the applicable Option.

(4)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(5)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Temple-Inland or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Temple-Inland or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Temple-Inland in substantially the same proportions as their ownership of stock of Temple-Inland.
b.	Disability: means Termination of Service due to a Participant’s becoming disabled (within the meaning of Section 409A of the Code).

c.	Exercise Price: means the Exercise Price, as defined in the Plan.

d.	Group: means Temple-Inland and its Affiliates.

e.	Participant: means any Eligible Employee who has been granted an Option, or any transferee of an Option by reason of the death of the Eligible Employee or pursuant to the requirements of applicable law.

f.	Plan: means the Temple-Inland Inc. 2008 Incentive Plan.

g.	Retirement: means a Participant’s Termination of Service after either (i) attaining age 65 or (ii) attaining age 55 and completing at least five years of service with Temple-Inland or any of its Affiliates.

h.	Temple-Inland: means Temple-Inland Inc. and any successor.

i.	Termination of Service: means the Eligible Employee’s termination of employment by the Group for any reason.
Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Plan.

2.	Acceptance of Option Agreement: An Option shall be immediately cancelled and expire if the applicable Option Agreement is not accepted (in such manner as may be specified by Temple-Inland) by a Participant (or his or her agent or attorney) and delivered to Temple-Inland (in such manner as may be specified by Temple-Inland) within 60 days after the Grant Date of the Option (unless an extension of such deadline for extenuating circumstances is approved by a Vice President of Temple-Inland).
3.	Exercise of Options:

a.	Temple-Inland shall not be required to deliver certificates or instruments for shares with respect to which an Option is exercised until the exercise price for the shares of Common Stock being purchased has been paid in full, except as provided in paragraph 3.d. hereof.

b.	In order to exercise an Option, notice must be provided to Temple-Inland in such form as may be specified by Temple-Inland. Such notice shall state that the Participant elects to exercise a specified Option, the number of shares of Common Stock in respect of which it is being exercised, and the manner of payment of the exercise price of the Option.

c.	Except as provided in paragraph 3.d. hereof, the notice shall be accompanied by payment of the full exercise price of the Option with respect to the number of shares being purchased. The Exercise Price shall be paid in cash, by irrevocable instructions to a broker to deliver promptly to Temple-Inland cash equal to the Exercise Price of the Option, or unless otherwise provided in the applicable Option Agreement, in whole shares of Common Stock held by the Participant for such period, if any, as may be specified by the Committee, or partly in cash and partly in such Common Stock. Cash payments shall be made by certified or bank cashier’s check, or by the wire transfer of immediately available funds, in each case payable to the order of Temple-Inland (or such other person or entity as may be specified by Temple-Inland). Payments of the Exercise Price of an Option that are made in the form of Common Stock (which shall be valued at Fair Market Value) may be made by (i) delivery of stock certificates in negotiable form with an issue date indicating the Common Stock has been held by the Participant for such period, if any, as may be specified by the Committee, or (ii) unless otherwise determined by the Committee, delivery of the Participant’s representation that on the date of exercise he or she owns the requisite number of shares which he or she has held for such period, if any, as may be specified by the Committee, and, unless such shares are registered in the Participant’s name as verified by Temple-Inland’s transfer agent’s records, a representation executed by the Participant’s brokerage firm or other entity in whose name such shares are registered that on the date of exercise the Participant beneficially owns the requisite number of shares and has held such shares for such period, if any, as may be specified by the Committee, (“Certificateless Exercise”). Delivery of such a representation pursuant to a Certificateless Exercise shall be treated as the delivery of the specified number of shares of Common Stock; provided, however, that the number of shares issued to the Participant upon exercise of the Option shall be reduced by the number of shares specified in the representation.
d.	Unless otherwise prohibited by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may surrender to Temple-Inland an Option (or a portion thereof) that has become exercisable and receive upon such surrender, without any payment to Temple-Inland (other than required tax withholding amounts) that number of shares (equal to the highest whole number of shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional share to which the Participant would be entitled but for the parenthetical above relating to the issuance of a whole number of shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof) and the provisions of paragraph 3.c. hereof shall not apply.

e.	Except as provided in paragraph 5 hereof, no Option may be exercised at any time unless the holder thereof is then an Employee of the Group.
4.	Withholding: Temple-Inland’s obligation to deliver shares of Common Stock upon the exercise of an Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing Temple-Inland to withhold shares of Common Stock from the shares otherwise issuable to the Participant as the result of the exercise of an Option, or (c) delivering to Temple-Inland unencumbered shares of Common Stock held by the Participant for such period, if any, as may be specified by the Committee. Shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed.
5.	Termination of Employment: In the event of the Termination of Service of a Participant to whom an Option has been granted, the Option may, subject to the provisions of paragraph 3 hereof, be exercised as follows:

	Vested Option Exercise	Treatment of Unvested
Termination	Period	Options

Death	12 months	Immediately Vest
Disability	36 months	Immediately Vest
Retirement	Until Expiration of Option	Immediately Vest
Other Termination of Service	3 months	Forfeited

Notwithstanding the foregoing, in no event may an Option be exercised after expiration of its stated term. Options granted under the Plan to Eligible Employees shall not be affected by any change of employment so long as the Participant continues to be an employee of the Group. An Agreement may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence for employees.

6.	Adjustments upon Changes in Capitalization: Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee shall provide for a substitution for or adjustment in (i) the number and class of shares subject to outstanding Options, and (ii) the exercise prices of outstanding Options. The Committee’s determinations with regard to the adjustments or substitutions provided for by this paragraph shall be conclusive. The Committee may at any time, in its sole discretion, make such amendments to the terms of Option Agreements as it deems necessary or appropriate to reflect any adjustments or substitutions made under the Plan or pursuant to this paragraph. With respect to such options and/or other awards, if any, that may have been granted to the Participant under the Temple-Inland Inc. 2003 Stock Incentive Plan prior to the date hereof, the Participant (a) acknowledges and agrees that pursuant to memoranda dated August 9, 2007, November 14, 2007, and January 11, 2008, the Participant has been advised of certain changes and adjustments made by the Committee to such options and other awards (including changes and adjustments relating to Temple-Inland’s spin-off of Guaranty Financial Group Inc. and Forestar Real Estate Group Inc., and such options’ and other awards’ change in control and retirement provisions), (b) acknowledges and agrees to such changes and adjustments, and (c) acknowledges and agrees that with respect to such options, if any, the Temple-Inland Inc. Stock Option Terms and Conditions document dated November 2, 2007 (the “November 2, 2007 Option Terms and Conditions”) and included in the prospectus dated January 1, 2008 for the Temple-Inland Inc. 2003 Stock Incentive Plan supersedes and replaces the previously in effect Temple Inland Inc. Standard Terms and Conditions document to the extent provided in the November 2, 2007 Option Terms and Conditions.

7.	Change in Control: Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any Option Agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event of a Change in Control. Any provision of the Plan Documents or any Option Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which Temple-Inland is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under any Option, and may, in its discretion, cause any Option to be canceled in consideration of a payment equal to the product of (a) the number of shares of Common Stock that the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of cancellation over the Exercise Price of the Option.

8.	Nonalienation of Benefits: Except as required by applicable law, no right or benefit under the Plan or any Option shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit under the Plan or any Option shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or any Option, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

9.	No Right to Continued Employment; No Additional Rights: Nothing contained in the Plan or in any Option Agreement shall confer on any Participant any right to continue in the employ of Temple-Inland or any of its Affiliates or interfere in any way with the right of Temple-Inland or an Affiliate to terminate the employment of a Participant at any time, with or without cause, notwithstanding the possibility that the number of shares of Common Stock purchasable by such person under his or her Option (or Options) may thereby be reduced or eliminated. Nothing in the Plan Documents or any Option Agreement shall be construed to give any employee of Temple-Inland or any Affiliate any right to receive an award of Options or as evidence of any agreement or understanding, express or implied, that Temple-Inland or any Affiliate will employ the Participant in any particular position or at any particular rate of remuneration, or for any particular period of time.

10.	Exclusion from Pension, Profit-Sharing and Other Benefit Computations: By acceptance of an Option award under the Plan, a Participant shall be deemed to have agreed that any compensation arising from the Option constitutes special incentive compensation that shall not be taken into account as “salary”, “pay”, “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Temple-Inland or any Affiliate. In addition, each Participant shall be deemed to have agreed that neither the award, vesting, nor exercise of an Option shall be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Temple-Inland or any Affiliate.
11.	Applicability: This Terms and Conditions shall apply to all Options to which the Committee designates it as applying, and the Committee may designate it as applying to an Option in whole or in part in its discretion.
12.	Plan Controls: In the event of any conflict between the Plan and the terms of an Option Agreement or the Terms and Conditions, the Plan shall govern.